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                                                                   EXHIBIT 10.51



                          COMMERCIAL SECURITY AGREEMENT


         This COMMERCIAL SECURITY AGREEMENT ("Agreement") is entered into between CATALYST SEMICONDUCTOR INC., a corporation organized and existing under the laws of the State of Delaware Catalyst") and OKI ELECTRIC INDUSTRY CO., LTD., a corporation organized and existing under the laws of Japan ("Oki").

         WHEREAS, Catalyst and Oki have entered into a Wafer Supply Agreement dated March 15, 1995 (as defined hereunder) under which Oki produces and supplies silicon wafers to Catalyst which Catalyst uses to manufacture various non-volatile memory devices;

         WHEREAS, in order to facilitate an increased measure of Catalyst's production and sale of such memory devices, Oki is willing to grant Catalyst financial credit on terms and conditions as may be agreed by Oki and Catalyst from time to time;

         WHEREAS, Oki is aware that Catalyst has entered into one or more Commercial Security Agreements with Coast Business Credit, a Division of the Southern Pacific Thrift & Loan Association ("Coast Business Credit") dated June 19, 1997 (collectively, the "First Security Agreement") under which Catalyst has pledged secured interests in its accounts, inventory, proceeds, products and other assets; and

         WHEREAS, in order to permit Oki to secure rights and/or subordinated rights in certain of Catalyst's assets in return for granting Catalyst financial credit and in order to facilitate an understanding of Oki's rights as a secured creditor in relation to Catalyst and its prior obligations to Coast Business Credit, Oki and Catalyst are desirous of entering into this Agreement,

         NOW THEREFORE, Oki and Catalyst hereby agree to the following terms and conditions:

1. GRANT OF SECURITY INTEREST & ASSIGNMENT

         GRANT AND ASSIGNMENT. For consideration and value received, Debtor hereby mortgages, conveys and assigns as security all of Debtor's right, title and interest in and grants to Secured Party a security interest in, the Collateral to secure the Indebtedness.

2. DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Wafer Supply Agreement or the Uniform Commercial Code, which definitions are incorporated herein by this reference. All references to dollar amounts shall mean amounts in immediately available lawful money of the United States of America.

         2.1 AGREEMENT. The word "Agreement" means this Commercial Security Agreement and all exhibits and schedules attached hereto, all as may be amended from time to time.



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         2.2 CLAIM. The word "Claim" means any and all administrative, legal or other actions, arbitrations, mediations, appeals, settlements, consent decrees, investigations, liabilities, demands, penalties, and fines.

         2.3 COLLATERAL. The word "Collateral" means certain personal property and rights of Debtor, described below whether now owned or existing or hereafter acquired or arising and wherever located:

                  2.3.1 DEPOSITS ACCOUNT. The term "Deposits Account" has the meaning set forth in Section 9105 of California Uniform Commercial Code in effect on the date hereof.

                  2.3.2 EQUIPMENT. The term "Equipment" means all of Debtor's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, motor vehicles, tools, parts, dyes, jigs, goods, and other tangible personal property (other than Inventory) of every kind and description used in Debtor's operations or owned by Debtor and any interest in any of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions, or improvements to any of the foregoing, wherever located.

                  2.3.3 INVENTORY. The term "Inventory" means all of Debtor's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished wider any Contract of service or held for sale or lease (including without limitation all raw materials, work in progress, finished goods and goods in transit, and including without limitation all raw products. and all materials and supplies of every kind, nature and description which are or might be used or consumed in Debtor's business or used connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

                  2.3.4 RECEIVABLES. The term "Receivables" means of Debtor's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Debtor, all guaranties and other security therefor, all merchandise returned to or repossessed by Debtor, and all rights of storage in transit and other rights or remedies of an unpaid vendor, lien or secured party.

         2.4 DEBTOR. "Debtor" means CATALYST SEMICONDUCTOR INC., its affiliates, successors and assigns.

         2.5 DEFAULT INTEREST RATE. "Default Interest Rate" means 12% per annum.

         2.6 WAFER SUPPLY AGREEMENT. "Wafer Supply Agreement" means that certain WAFER SUPPLY AGREEMENT dated March 15,1995 (including any exhibits) entered into by CATALYST SEMICONDUCTOR INC. and Oki Electric Industry Co., Ltd. and any and all amendments thereto.



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         2.7 DEFAULT OR EVENT OF DEFAULT. "Default," "Event of Default" or
"default" means and include any of the Events of Default set forth below in the section titled "Events of Default."

         2.8 INDEBTEDNESS. "Indebtedness" means (i) all amounts of every nature row or hereafter owed by Debtor to Secured Party under the Wafer Supply Agreement, including without limitation all payment of the prices and obligations due thereunder; (ii) all amounts of every nature whatsoever now or hereafter owned by Debtor to Secured Party under this Agreement; and (iii) all other now or hereafter existing obligations, debts, liabilities, plus interest thereon, of Debtor to Secured Party, as well as all claims by Secured Party against Debtor. "Indebtedness" includes the foregoing whether any of each is voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Debtor may be liable individually or jointly with others; whether Debtor may be obligated as guarantor, surety, accommodation party or otherwise.

         2.9 LAWS. "Laws" means all foreign, federal, state and local laws, regulations, rules, orders, ordinances, decrees, treaties, conventions and directives, as amended from time to time and whether now or hereafter existing.

         2.10 SECURED PARTY. "Secured Party" means OKI ELECTRIC INDUSTRY CO., LTD., its affiliates, successors and assigns.

         2.11 RELATED DOCUMENTS. Documents" means all letters of credit and other agreements and documents, whether now or hereafter existing executed at any time in connection with any of the indebtedness.

         2.12 SENIOR RIGHTS. "Senior Rights" shall mean the interest in the Collateral and other assets to which Coast Business Credit has secured a prior perfected position by filing appropriate UCC-1 Financing Statements in the State of California (and/or in other state. as applicable) and to which Oki will take a secondary or subordinated interest by filing its own UCC-l Financing Statements. For purposes of this definition, "Senior Rights" may not include a secured interest in certain Collateral (including Inventory, work in progress or other items) being manufactured by Oki for Catalyst under the Wafer Supply Agreement to which Coast Business Credit has not perfected a prior interest by filing appropriate UCC-l Financing Statements or by following appropriate legal procedures in relevant jurisdictions.

3. RIGHTS OF RECOUPMENT AND SETOFF. Subject to the Senior Rights of Coast Business Credit, Debtor hereby grants Secured Party a subordinated right of recoupment and a contractual right of setoff and a security interest in (i) monies, accounts or other property of Debtor held by Secured Party in any capacity, and (ii) obligations of Secured Party to Debtor, including but not limited to Secured Party's obligations under the Wafer Supply Agreement, including any of the foregoing held or owed jointly with someone else. Subject to the Senior Rights of Coast Business Credit, upon any material Event of Default, Debtor authorizes Secured Party to recoup, and to charge or setoff from time to time all Indebtedness against any and all of the foregoing without regard to concepts of mutuality or other requirements of common law recoupment or setoff.



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4. OBLIGATIONS OF DEBTOR, AND REPRESENTATIONS AND WARRANTIES. Debtor represents, warrants and covenants to Secured Party as follows:

         4.1 PERFECTION AND PRESERVATION OF SECURITY INTEREST. Debtor agrees to execute from time to time a mortgage on or assignment for security of Debtor's Collateral, and to take whatever other actions are reasonably requested by Security Party to perfect and continue Secured Party's interest in the Collateral and to note Secured Party's interest upon any and an Collateral as requested by Secured Party. Secured Party may at any time, and without further authorization from Debtor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement

         4.2 DEBTOR'S NAME & LOCATION. Debtor's true and only name is "CATALYST SEMICONDUCTOR INC." Debtor has not had any other name in the last six (6) months, and has no trade names or assumed business names. Debtor promptly shall notify Secured Party before any material Change in Debtor's name, including any change to the assumed business names of Debtor, and before any change in the corporate structure of Debtor. The location of Debtor's chief executive office and all other places of business are set forth on Schedule 4.2 which is attached and incorporated herein, and Debtor will not change such locations without nothing Secured Party.

         4.3 AUTHORIZATION. Subject to the Senior Rights of Coast Business Credit, the execution, delivery and performance of this Agreement by Debtor have been duly authorized by all necessary action by Debtor and do not conflict with, result in a violation of, create an encumbrance under, or constitute a default under: (i) any provision of its charter documents (articles of incorporation and bylaws) or any agreement, license or other instrument or contract binding upon Debtor, including without limitation, agreements with creditors of Debtor, or
(ii) any Law, court decree, or order applicable to Debtor.

         4.4 ENFORCEABILITY OF COLLATERAL. To the extent, the Collateral consists of accounts, contract rights, or chattel paper, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear on the Collateral. All existing accounts arc, and at the time any account hereafter becomes subject to the security interest in favor of Secured Party the account shall be, a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for inventory held subject to delivery instruments or theretofore tendered, shipped or delivered pursuant to a contract, or for services therefore performed by Debtor with or for the account debtor; other than Senior Rights of Coast Business Credit there are none and there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed exists or shall have been made with the account debtor except those approved for Debtor's distribution customers in the normal course of business.



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         4.5 LOCATION OF THE COLLATERAL. All Collateral is located only at the locations set forth in Schedule 4.2 and Debtor agrees not to move Collateral from those locations except in the normal course of business without prior written consent of Secured Party (except for any disposition of inventory if such is expressly allowed elsewhere in this Agreement or the First Security Agreements. Debtor, upon requested of Secured Party, shall deliver from time to time in form satisfactory to Secured Party, a schedule of real properties and a schedule of additional locations of Collateral hereafter acquired, including without limitation the following: (i) all real property owned or being purchased or leased or rented by Debtor; (ii) all storage facilities owned, rented, leased, or being used by Debtor or any consignee of Debtor; and (iii) all other properties where Collateral is or may be located.

         4.6 RECORDS. Secured Party may examine and -inspect the Collateral at any reasonable time but not more than once each month wherever located upon reasonable notice to Debtor and during Debtor's ordinary business hours. Debtor shall at all times maintain accurate Records of Collateral and Secured Party may examine the Records and may consult with Debtor's accountants to determine Debtor's compliance with this Agreement or any Related Document.

         4.7 TRANSACTIONS INVOLVING COLLATERAL. Except for property (including inventory and equipment) sold, licensed or leased or accounts collected in the ordinary course of Debtor's business, or under Debtor's senior obligations to Coast Business Credit Debtor shall rot sell (or license or lease), offer to sell (or license or lease), or otherwise transfer or dispose of the Collateral. For so long as Debtor is not in default under this Agreement, Debtor may use the Collateral and may sell, license or lease inventory on a non-exclusive basis, but only in the ordinary course and on the ordinary, arms-length terms and conditions of Debtor's business, which terms and conditions shall conform to customary trade and industry practices or under Debtor's obligations to Coast Business Credit.

         Debtor agrees at all times during the course of this Agreement that its indebtedness with regarding accounts receivable shall comply with tile following formula:

         O.8 x A-B > $US million where:
         A equals all of Debtor's outstanding accounts receivable
         B equals all of Debtors outstanding borrowings from Coast.

         4.8 RIGHTS TO AUDIT. Notwithstanding the limitations of Section 4.6 above, in order to satisfy itself that Debtor is meeting its obligations regarding the indebtedness/receivables formula set forth in Section 4.7 of this Agreement and that Secured Party's rights are otherwise effectively being protected under this Agreement, Debtor hereby grants Secured Party from time to time the right to audit all or any portion of Debtor's current outstanding accounts receivable in accordance with terms and conditions to be agreed by the parties.

         4.9 TITLE, NO ENCUMBRANCE OR EXCLUSIVE LICENSES, AUTHORIZATION, PRIORITY. Subject to the Senior Rights of Coast Business Credit, Debtor represents and warrants to Secured Party that: (i) except for Secured Party no person or entity except Debtor has any right, title or



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interest in any of the Collateral, except as is disclosed in Schedule 4.9; (ii)
Debtor has not executed any assignment or transfer of the Collateral (as security, to effect any sale or otherwise) before the date hereto. except as is disclosed in Schedule 4.9; nor has Debtor granted any exclusive license(s) or lease(s) of any part of the Collateral; (iii) Debtor holds good and marketable tide to the Collateral owned by it and holds good and full right and authority to possess or control all Collateral with respect 10 which Debtor is licensee or lessee, all free and clear of all liens and encumbrances except as disclosed in
Schedule 4.9; and (iv) the execution and delivery of this Agreement by Debtor and any realization by Secured Party on all or any part of the Collateral, do not require the consent, license, approval or authorization from any party or governmental authority which has not been disclosed Secured Party in schedule
4.9 and do not violate any contract or agreement of, or obligation binding upon, Debtor.

         Except for any encumbrances (if any) listed in Schedule 4.9, Debtor represents and warrants that Secured Party has a first priority security interest in and lien on all Collateral, which interest and lien is prior to all other interests of every nature whatsoever of all other persons or entities. No financing statement, federal registration, assignment or other registration covering any of the Collateral and purporting to grant any person other than Secured Party or Debtor an interest therein, is on file in any public offer other than those which reflect the security interest created by this Agreement or to which Secured Party has consented in writing, and Debtor has not executed or delivered any document that could be so registered by anyone other than Secured Party or Coast Business Credit in connection with the encumbrances listed in Schedule 4.9.

         4.10 REPORTING, COLLATERAL SCHEDULES AND LOCATIONS. As often as Secured Party shall reasonably require, and to no lesser extent as Secured Party furnishes reports to Coast Business Credit with regard to its obligations under the First Security Agreement, Debtor shall deliver to Secured Party reports concerning its financial status and schedules of Collateral, including such information as Secured Party reasonably require from time to time, including without limitation names and addresses of account debtors and aging of accounts. Insofar as the Collateral consists of inventory and/or Debtor shall deliver to Secured Party, as often as Secured Party shall reasonably require, lists and descriptions of Collateral to allows Secured Party easily to identify the nature, extent, and location of such Collateral.

         4.11 MAINTENANCE AND INSPECTION OF COLLATERAL. Subject to the Senior Rights of Coast Business Credit Debtor shall maintain all Collateral in good condition Debtor shall not commit or permit damage or destruction of all or any part of the Collateral Secured Party and its designated representatives and agents shall have the right at all reasonable times, but no more than once each month to examine, inspect, and audit the Collateral wherever located. Debtor shall immediately notify Secured Party of any material return, rejection, repossession, loss or damage of or to any Collateral, of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral that should be material to Secured Party.



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         4.12 TAXES, FEES, ASSESSMENTS AND LIENS. Debtor shall pay when due all taxes, assessments and liens or encumbrances due in connection with the Collateral. Debtor may withhold any such payment or may elect to contest any of the foregoing if Debtor is in good faith duly conducing an appropriate proceeding to contest the obligation to pay such taxes, assessments and liens or encumbrances. In any contest Debtor shall defend itself and Secured Party at Debtor's sole expense and shall satisfy any final adverse judgment before enforcement against the Collateral. Debtor shall name Secured Party as an additional obligee or beneficiary but subordinated to Coast Business Credit as may be applicable under any surety bond or letter of credit furnished in the contest proceedings.

         4.13 COMPLIANCE WITH LAW. Debtor shall comply promptly with all Laws applicable to the Collateral, including but not limited to Laws applicable to the development, production, disposition, and use of the Collateral. Debtor may duly contest in good faith any such Law and withhold compliance during any appropriate proceeding, including appropriate appeals.

         4.14 MAINTENANCE OF INSURANCE. Debtor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage with respect to the Collateral, if such insurance be available to Debtor and if obtaining such insurance is customary in Debtor's trade or industry. Debtor, upon request of Secured Party, shall deliver to Secured Party from time to time but not more than once each year copies of the policies or certificates of insurance. In connection with all policies covering Collateral, Debtor will cause Secured Party to be named as a subordinated additional insured and provide Secured Party with such logs loss payable or other endorsements and certificates as Secured Party may require to ensure subordinated payment of such insurance proceeds to Secured Party and compliance by Debtor with this section.

         4.15 APPLICATION OF INSURANCE PROCEEDS. Debtor shall promptly notify Secured Party of any material loss or damage to the Collateral. Secured Party may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty. If Debtor is in default, all of Debtor's right title and interest in all now or hereafter existing proceeds of any insurance on or relating to the Collateral arc subject to the senior rights of Coast Business Credit, hereby assigned as security to Secured Party, including accrued proceeds the and such proceeds if any, after the claims of Coast Business Credit shall be held by Secured Parry as part of the Collateral if Secured Party consents to repair or replacement of the damaged or destroyed Collateral, Secured Party shall, upon satisfactory proof of expenditure, pay or reimburse Debtor from the proceeds or the reasonable cost of repair or restoration. If Secured Party does not consent to repair or replacement of the Collateral, Secured Party shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Debtor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Debtor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness subject to the senior claims of Coast Business Credit.

         4.16 INSURANCE REPORTS. Debtor, upon request of Secured Patty, but not more than once each year, shall furnish to Secured Party reports on each existing policy of insurance



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showing such information as Secured Parry may reasonably request including the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the property insured; (v) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (vi) the expiration date of the policy.

5. POSSESSION; LICENSE TO COLLECT ACCOUNTS. Until Default and except as otherwise provided below with respect to Income (as defined in Section 8.4 of this Agreement), Debtor may possess and use the Collateral in any manner not inconsistent with this Agreement.

         Secured Party hereby grants Debtor a revocable license to collect any of the Collateral consisting of Income. Subject to the Senior Rights of Coast Business Credit, Secured Party may revoke this license in its discretion and the license shall be automatically revoked without further notice upon any Event of Default unless Secured Party gives contrary written notice to Debtor. Upon any Event of Default. Secured Party may exercise its rights to collect the Income and to notify Income debtors to make payments directly to Secured Party for application to the Indebtedness. If Secured Party at any time has possession (or deemed possession) of or title to any Collateral, whether before or after an Event of Default, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Secured Party (a) takes such action for such purpose as is routinely taken by Debtor and as Debtor shall reasonably request in writing, or (b) takes such action as Secured Party shall deem appropriate under the circumstances and in Secured Party's sole discretion, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care subject to the Senior Rights of Coast Business Credit Secured Parry shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or existing parties such as licensors or lessors of Debtor, nor to protect, preserve or maintain any security interest given to secure the Collateral. Upon default, and subject to the Senior Rights of Coast Business Credit, Secured Party shall have the right to posses, use, or dispose of the Collateral pursuant to terms hereof or applicable Laws, and Secured Party may exercise all rights of Debtor in the Collateral, and may use or consume any inventory in connection therewith.

6. EXPENDITURES BY SECURED PARTY. Subject to the Senior Rights of Coast Business Credit if not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including without limitation taxes, liens, security interests encumbrances, and other Claims, at any time levied or placed on the Collateral.

7. EVENTS OF DEFAULT. Each of the following shall constitute a default or an Event of Default under this Agreement:

         7.1 DEFAULT ON INDEBTEDNESS. Failure of Debtor to make any payment when due on the Indebtedness.

         7.2 OTHER DEFAULTS. Failure of Debtor to comply with or to perform any other material term, obligation, covenant or condition contained in this Agreement, the Wafer Supply Agreement or in any other agreement between Secured Party and Debtor. If any default, other



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than a Default on Indebtedness, is curable and if Debtor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Debtor, after Secured Party sends written notice demanding cure of such default, (a) cures the default within ten (10) business days; or (b) if the cure requires more than ten (10) business days, immediately initiates such actions which Secured Party deems in Secured Party's sole discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance s soon as reasonably practical but in any event by the 60th day after the date of said written notification.

         7.3 FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Secured Parry by or on behalf Debtor under this Agreement, the Wafer Supply Agreement is false or misleading in any material respect when made or deemed made.

         7.4 DEFECTIVE COLLATERALIZATION. This Agreement, the Wafer Supply Agreement ceases TO be in full force and effect at any time and for any reason.

         7.5 INSOLVENCY. The dissolution or termination of Debtor's existence as a going business, the insolvency of Debtor, the appointment of a receiver for any part of Debtor'. property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor.

         7.6 CREDITOR OR FORFEITURE PROCEEDING. Commencement of foreclosure or forfeiture proceedings, self-help, repossession or any other method, by any creditor of Debtor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of or levy upon Secured Party for obligations of Debtor. However, this Event of Default shall not apply if there is a good faith dispute by Debtor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Debtor gives Secured Party written notice of the creditor or forfeiture proceeding.

8. RIGHTS AND REMEDIES ON DEFAULT. Subject to the Senior Rights of Coast Business Credit if an Event of Default Occurs under this Agreement, at any time thereafter, Secured Party shall have, in addition to all of its rights under this Agreement, applicable Laws or in equity all the rights of a secured party under the California Uniform Commercial Code, as amended from time to time and whether or not such code actually applies to the Collateral in question. In addition and subject to any limitations set forth in an Intercreditor Agreement entered into between Secured Party and Coast Credit Bank, Secured Party may exercise any one or more of the following rights and remedies in any order (and/or simultaneously):

         8.1 ASSEMBLE COLLATERAL. Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all original licenses, leases, agreements, certificates of title and other documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon all property OIL which Collateral is located to take possession of arid remove the Collateral. Debtor agrees to use its best efforts to cooperate with Secured Party in the exercise by Secured Party of its right



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to take possession of the Collateral and the exercise of all other rights of
Secured Party under Part 5 of Article 9 of the California Uniform Commercial Code and/or under any other applicable article of said code.

         8.2 DISPOSE OF THE COLLATERal. Secured Party shall have full power to assign, sell, lease or sublease, license or sublicense, transfer, or otherwise dispose (collectively, "Dispose") of the Collateral in its Own name or that of Debtor.

         Secured Party may Dispose of all or any part of the Collateral at ore or more public or private sales, auctions or other Dispositions, including without limitation Disposition at the premises of Debtor (without any change to Lender or its agents). Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended Disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least five (5) days before the time of the Disposition or such shorter period as is appropriate under the circumstances. All Costs and Fees relating to the enforcement of this Agreement and/or Disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for Disposition and Disposing of the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Interest Rate.

         Debtor further agrees that Secured Party may be the transferee at any Disposition of the Collateral and that it shall not be necessary, and Debtor hereby waives any right to require, that the Collateral be present at any Disposition or in view of the prospective transferees or that the persons conducting the Disposition have possession of any or all of the Collateral. Debtor agrees that all of Debtor's rights in the Collateral shall pass upon any such Disposition with like effect as if the Collateral were present and in possession of the person conducing the Disposition and that any possession by Debtor shall be deemed to be the possession of the person conducting the Disposition.

         8.3 APPOINT RECEIVER. In addition to all rights permitted by applicable Laws, Secured Party shall also have the following rights and remedies regarding the appointment of a receiver: (i) Secured Party may have a receiver appointed as a matter of right; (ii) the receiver may be an employee or agent of Secured Party and may serve without bond; and (iii) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall he payable on demand, with interest at the default interest rate.

         8.4 COLLECT REVENUES, APPLY ACCOUNTS. Secured Party, either itself or through a receiver, may collect the accounts, payment, rents, royalties, commissions, license fees, income, and revenues from the Collateral ("Income"). Secured Party may at any time in its sole discretion transfer any Collateral into its own name or that of its nominee and receive the Income therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order as Secured Party may determine.



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         8.5 OBTAIN DEFICIENCY. If Secured Party chooses to Dispose of any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to Secured Party. Subject to California Law Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper. If Secured Party does not pay the deficiency upon demand, interest shall accrue on the deficiency at the default interest rate.

         8.7 CUMULATIVE REMEDIES. All of Secured Party's rights and remedies, whether created or evidenced by this Agreement, the Wafer Supply Agreement or by any other writing or record, shall be cumulative and may be exercised singularly or concurrently, and shall be in addition to all other rights which Secured Party may have by Laws or in equity. A decision by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy and shall not constitute an election of remedies, and any decision to make expenditures or to take action to perform an obligation of Debtor under this Agreement shall not affect Secured Party's right to declare a default and to exercise its remedies.

9. MISCELLANEOUS PROVISIONS. The following additional provisions are a part of this Agreement.

         9.1 AMENDMENT. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by both parties.

         9.2 ARBITRATION; APPLICABLE LAW. All disputes and differences will be addressed pursuant to the terms of arbitration clause in Section 17.13 of the Wafer Supply Agreement, except to the extent that Secured Party deems it necessary or advisable to realize upon the security interest granted hereunder in a court of law. If there is a lawsuit or other proceeding, Debtor agrees upon Secured Party's request to submit to the jurisdiction of the federal or state court selected by Secured Party in Santa Clara County, California. Except as otherwise provided herein, this Agreement shall be governed by and ~ in accordance with the law: of California, provided that, with respect to perfection of the security interest, the laws of the state required under
Article 9-103 or other applicable article of the Uniform Commercial Code shall apply (to the extent applicable).

         9.3 ATTORNEYS' FEES; EXPENSES. Upon demand, Debtor agrees to pay all coots and fees incurred by Secured Party in connection with collecting the Indebtedness; realizing upon the Collateral; and/or enforcing this Agreement and including but not limited to all costs and fees incurred in any foreign, federal, state or local court action, in any bankruptcy (or state receivership or other insolvency or similar proceedings or circumstances), in any forfeiture or other proceeding, and for any post-judgment collection services. The costs and fees shall be part of the Indebtedness secured by the security interest glinted herein. All amounts due under this Agreement by Debtor to Secured Party for costs and fees may be deducted from the proceeds of any disposition of Collateral pursuant to CA UCC Section 9504(1)(a) and Section 9506.

         9.4 INDEMNITY. In addition to the other indemnities contained in this Agreement, Debtor hereby agrees to indemnity and hold the Secured Party harmless from all liability, loss, damage and expense, including without limitation Costs and Fees, relating to or arising out of (i) the inaccuracy in whole or in part of any representation or warranty made by Debtor in this Agreement or any Related Document; or (ii) the breach or default by Debtor of any term or condition of this Agreement or any Related Document; or (iii) any action (or inaction) taken by Secured Party or its agents to enforce the terms of this Agreement or the Indebtedness. The Section 9.4 shall survive termination of this Agreement

         9.5 CAPTION HEADING. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

         9.6 NOTICES. Except as otherwise provided in this Agreement or as otherwise allowed to Secured Party by law, all notices, requests, demands or other communications shall be in a writing addressed to the respective party at the address shown below or to such other address as a party may from time to time specify in writing. Notice shall be in a writing. Notice shall be in a writing, or in a confirmed facsimile and shall be deemed duly given either: (i) when delivered in person, or by telecopy machine to the recipient named below; or (ii) alter placement in the U.S. mails as certified or registered, return receipt requested, first class postage prepaid, and the receipt indicates delivery or refusal or failure to accept delivery:

         to Debtor:                 CATALYST SEMICONDUCTOR INC.
                                    1250 Borregas Avenue
                                    Sunnyvale, CA  94089

         Attention:                 Chief Financial Officer
         Fax:                       (408) 541-1405

         to Secured Party:          OKI ELECTRIC INDUSTRY CO., LTD.
                                    7-12, Toranomon 1-chome, Minato-ku
                                    Tokyo 105, Japan

         Attention:                 General Manager
                                    Silicon Foundry Marketing and Sales Division
         Fax:                       (81-3) 5445-6065

For notice purposes, Debtor agrees to keep Secured Party informed at all times of Debtor's current address(es). Either party may change the above information by giving notice to the other party pursuant to this section.

         9.7 POWER OF ATTORNEY. Subject to the Senior Rights of Coast Business Credit:, Debtor hereby appoints Secured Party as its attorney-in-fact, with full power of substitution, to execute from time to time any documents necessary to amend, perfect or to continue the perfection of the security interest granted in this Agreement, and to do the following on or after any Event of Default with respect to any Collateral not subject to Senior Rights of Coast

Business Credit: (i) to execute any document which Debtor is obligated to execute under Section 4.1 of this Agreement upon Debtor's failure or inability to execute such document, (ii) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, from the Collateral; (iii) to execute, sign and endorse all Claims. instruments, receipts, chicks, drafts or `warrants issued in payment for the Collateral; (iv) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; (v) to file any Claim or Claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the sole discretion of Secured Party may seem to be necessary or advisable; (vi) to transfer to Secured Party all right, title and interest of Debtor in Collateral (if any) retained by Secured Party as discharge of Indebtedness under Article 9-505 of the Uniform Commercial Code or other applicable law; and (vii) to transfer to any transferee of a Disposition of Collateral made under Section 8 hereof all right, tide and interest of Debtor in Collateral, and to execute such other documents or instruments as necessary or advisable to register, record, or prove title to or ownership of the Collateral. The Power of Attorney hereby conferred is and shall be irrevocable and shall remain in full force and until renounced in writing by Secured Party.

         9.8 PREFERENCE PAYMENT. Any monies Secured Party pays because of an asserted preference claim in Debtor's bankruptcy shall become a part of the Indebtedness and, at Secured Party's option, shall be payable by Debtor as provided above in Section 6.

         9.9 SEVERABILITY. For purposes of protecting Secured Party, if a court of competent jurisdiction finds any provision of this Act to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be meddled to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be within and all other provisions of this Agreement shall remain valid and enforceable to the extent Secured Party is not damage by such continued enforcement (or does not waive any such damage).

         9.10 SUCCESSOR INTERESTS. This Agreement inures to the benefit of Secured Party and shall bind all successors and assigns of Debtor. Debtor may not assign its rights and obligations hereunder without the prior written consent of Secured Party.

         9.11 ENTIRE AGREEMENT; AMENDMENTS AND WAIVER; TIME OF ESSENCE; COUNTERPARTS. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE TERMS HEREOF AND SUPERSEDES ANY AND ALL OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT (EXCEPT THE RELATED DOCUMENTS), ORAL OR WRITTEN, AMONG ANY OR ALL OF THE PARTIES. No amendment, waiver or forbearance of any provision of this Agreement or any Related Document shall be effective unless the same shall be in a writing signed by both parties. Any such waiver or forbearance shall only be effective for tile s-lie purpose and in the specific instance given and not for other or subsequent purposes or instances and no forbearance or waiver shall affect Secured Party's right to refuse further forbearance or waivers. Time is of the essence of this Agreement and each Related Document. This Agreement may be executed in any number of counterparts each of which shall be deemed all original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.

         9.12 WAIVER OF CO-OBLIGOR'S RIGHTS. If more than on. person is obligated for the Indebtedness Debtor irrevocably waives, disclaims and relinquishes all Claims against such other person which Debtor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

         9.13 FAIR CONSTRUCTION; NO DUAL COUNSEL. Counsel for each of the undersigned has participated, or has had the opportunity to participate, in the review and revision of this Agreement and each of the undersigned agrees that rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Debtor and each other person consenting to or signing this Agreement (collectively "Debtor's Affiliates") acknowledges and agrees that any legal counsel retained or employed by Secured Party has acted solely on Secured Party's behalf and not on Debtor or Debtor's Affiliates, and that Debtor and each of Debtor's Affiliates has consulted or has had sufficient opportunity to consult its own legal counsel with regard to this Agreement

         If the person signing below purports to be an officer or agent of Debtor, such person hereby represents and warrants that he or she is duly authorized to legally bind the Debtor to all terms and conditions of this Agreement This Agreement is effective as of _________ 1998.

SECURED PARTY:                         DEBTOR:

OKI ELECTRIC INDUSTRY CO., LTD.        CATALYST SEMICONDUCTOR INC.

By   /s/ Yoshiaki Inoue                By  /s/ Radu Vanco
     ------------------------------        -------------------------------------
Its  General Manager  1 April, 1998    Its  President & CEO   1 April, 1998
     ------------------------------        -------------------------------------
                      (Execution Date)                        (Executive Date)

                                  SCHEDULE 4.2

to Commercial Security Agreement between OKI ELECTRIC INDUSTRY CO., LTD. ("Secured Party") and CATALYST SEMICONDUCTOR INC. ("Debtor") dated as of January ___, 1998, of which this Schedule 4.2 is a part ("Agreement").

                       LOCATIONS OF DEBTOR AND COLLATERAL

DEBTOR'S CHIEF EXECUTIVE OFFICE:

         1250 Borregas Avenue
         Sunnyvale, California
         94089 USA

         Collateral [ ] is or will be [ ] is not and will not be kept at the above location.



DEBTOR'S OTHER PLACES OF BUSINESS::

         See Exhibit A, attached hereto for a complete ~ of other places of business

         * Collateral is or will be kept at each of the above locations marked with an asterisk.

                                  SCHEDULE 4.9

to Commercial Security Agreement between OKI ELECTRIC INDUSTRY CO., LTD. ("Secured Party") and CATALYST SEMICONDUCTOR INC. ("Debtor") dated as of October ___ 1997~ of which this Schedule 4.9 is a part.

               COLLATERAL JOINT OWNERSHIP OR ENCUMBRANCE SCHEDULE

1. Accounts Collateral Security Agreement executed on June 193 1997 between Debtor and Coast Business Credit a Division of Southern Pacific Thrift & Loan Association, a California Corporation.

2. CEFO Collateral Agreement executed on June 19~ 1997 between Debtor and Coast Business Credit, a Division' of Southern Pacific Thrift & Loan Association, a California Corporation (as amended by Amendment Number One dated as of July 30, 1997).

                                    EXHIBIT A

                                  SCHEDULE 4.2
                      Subsidiary and Branch Office Listing:

EASTERN US SALES OFFICE
23 5/unit B Plaza Drive
Oviedo, FL 32765

EASTERN US SALES OFFICE
1000 Mansell Exchange West, Suite 250
Alpharetta, GA 30022

CENTRAL US SALES OFFICE
3303 FM 1960 West, Suite 300-T
Houston, TX 77068

SOUTH WESTERN US SALES OFFICE
1201 South Alma School Road Office 14-2
Mesa, AZ 85210

TAIWAN SALES OFFICE
9F, No.  400g Sec 1
Kee-Lung Road
Taipei, Taiwan

SINGAPORE SALES OFFICE
Blk 446, #B1-1635
Hougang Ave 8
Singapore 530446

EUROPEAN SALES OFFICE
The Quorem, Bldg.  7200
Oxford Business Park
Oxford 0Z4 23Z
England

NIPPON CATALYST K.K.I.  - JAPANESE SALES OFFICE
4th Fl., Shin Nakano FK Bldg.
6-16-12, Honcho
Nakano-Ku, Tokyo 164
Japan


                                      -17-